Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Raynerd B. Carson, President and Chief Executive Officer of World Ventures Inc., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 6-K for the period ended July 31, 2004 of World Ventures Inc. that:

(1)

The Quarterly Report on Form 6-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained and incorporated by reference in the Quarterly Report on Form  6-K fairly presents, in all material respects, the financial condition and results of operations of World Ventures Inc.

/s/ Raynerd B. Carson

Raynerd B. Carson

President (Chief Executive Officer)

September 28, 2004

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO WORLD VENTURES INC. AND WILL BE RETAINED BY WORLD VENTURES INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.